EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 13, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in A.C. Moore Arts & Crafts, Inc.’s Annual Report on Form 10-K for the year ended January 3, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
June 19, 2009